Exhibit 99.2

Avantor® Announces Pricing of Offering of $800 Million of Senior Notes

RADNOR, Pa., Oct. 19, 2021 — Avantor, Inc. (NYSE: AVTR) (“Avantor”), a leading global provider of mission-critical products and services to customers in the life sciences and advanced technologies & applied materials industries, announced today the pricing of the previously announced private offering by its wholly-owned subsidiary, Avantor Funding, Inc. (the “Issuer”), of $800 million aggregate principal amount of 3.875% Senior Notes due 2029 (the “Notes”). The Notes will mature on November 1, 2029. The offering is expected to close on October 26, 2021, subject to customary closing conditions.

The Notes will be guaranteed on a joint and several basis by Vail Holdco Sub LLC, the Issuer’s direct parent and a direct wholly-owned subsidiary of Avantor (“Holdco”), and by each of Holdco’s wholly-owned domestic subsidiaries that guarantees obligations under the Issuer’s senior secured credit facilities.

The Issuer intends to use the net proceeds from the sale of the Notes, along with the net proceeds from certain other financing transactions, cash on hand and borrowings under Avantor’s A/R facility, to finance Avantor’s previously announced acquisition of the Masterflex bioprocessing business and related assets of Antylia Scientific and to pay related fees and expenses.

The offering of the Notes was made in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in the United States only to persons reasonably believed to be “qualified institutional buyers,” as that term is defined in Rule 144A under the Securities Act, or outside the United States pursuant to Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any of the Notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Avantor

Avantor®, a Fortune 500 company, is a leading global provider of mission-critical products and services to customers in the biopharma, healthcare, education & government, and advanced technologies & applied materials industries. Our portfolio is used in virtually every stage of the most important research, development and production activities in the industries we serve. Our global footprint enables us to serve more than 225,000 customer locations and gives us extensive access to research laboratories and scientists in more than 180 countries. We set science in motion to create a better world.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our announced transaction with Masterflex and the related financing, as well as our financial condition, results of operations, plans, objectives, future performance and business. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning.

Forward-looking statements are inherently subject to risks, uncertainties and assumptions; they are not guarantees of performance. You should not place undue reliance on these statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that the assumptions and expectations will prove to be correct. Factors that could contribute to these risks, uncertainties and assumptions include, but are not limited to, our current expectations and assumptions regarding capital market conditions, our ability to successfully integrate Masterflex into our operations and achieve anticipated synergies and our ability to execute related financing on favorable terms, as well as the factors described in “Risk Factors” in our 2020 Annual Report on Form 10-K for the year ended December 31, 2020, and in any subsequent Quarterly Reports on Form 10-Q.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. In addition, all forward-looking statements speak only as of the date of this press release. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws.

Media Contact

Allison Hosak

Senior Vice President, Global Communications

Avantor

908-329-7281

Allison.Hosak@Avantorsciences.com

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Investor Relations Contact

Tommy J. Thomas, CPA

Vice President, Investor Relations

Avantor

781-375-8051

Tommy.Thomas@Avantorsciences.com

SOURCE Avantor and Financial News

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